EXHIBIT 99.2

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS

RECORD FIRST QUARTER SALES AND PROFITS

-- Net Sales Double, Net Income More Than Doubles --

Corona, CA – May 9, 2006 – Hansen Natural Corporation (NASDAQ:HANS) today reported record financial results, including sharp increases in sales and profits, for the first quarter ended March 31, 2006.

Gross sales for the first quarter increased 88.9 percent to $137.8 million from $73.0 million a year earlier. Net sales for the first quarter increased 99.5 percent to $119.7 million from $60.0 million a year ago. Operating income for the first quarter more than doubled to $34.8 million from $14.7 million a year ago. Net income for the first quarter also more than doubled to $21.1 million, or $0.84 per diluted share, from $8.8 million or $0.37 per diluted share last year.

The Company implemented Financial Accounting Standard No. 123 (revised 2004), Share-Based payments (FAS123R), in the first quarter of 2006. As a result, first quarter results are reported after $1.9 million of stock option related compensation expense, compared to nil stock option related compensation expense for the first quarter of 2005. The after-tax effect of stock option related compensation expense on net income was $0.05 per diluted share for the first quarter of 2006.

Rodney C. Sacks, chairman and chief executive officer, said the exceptional performance reflected record gross sales of Monster Energy® drinks, which were introduced in

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Hansen Natural Corporation

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April 2002, including our low carbohydrate (“lo-carb”) Monster Energy® drinks, which were introduced in 2003, sales of Monster Energy® Khaos™ energy drinks, which were introduced in August 2005, Monster Energy® Assault™ energy drinks, which were introduced in September 2004, increased sales by volume of Lost® Energy™ drinks, which were introduced in January 2004, as well as increased sales by volume of Hansen’s® apple juice and juice blends, sports drinks, Junior Juice® juice drinks and Rumba™ energy juice, which was introduced in December 2004.

The sales increase was partially offset primarily by decreased sales of Hansen’s® energy drinks, Joker Mad Energy™ drinks and Smoothies in cans.

Gross profit as a percentage of net sales for the quarter increased to 52.6 percent, from 50.5 percent for the comparable 2005 quarter. Operating expenses as a percentage of net sales decreased to 23.5 percent, from 26.0 percent in the previous year.

Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™ and Rumba™ brand energy drinks and Fizzit™ brand Powdered drink mixes. Hansen’s can be found on the Web at www.hansens.com.

* Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with Generally Accepted Accounting Principles (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Company’s internal reporting requirements.

Certain statements made in this announcement may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms/or important factors, many of which are outside of the control of the company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following: Changes in consumer preferences, changes in demand that are weather related, particularly in areas outside of California, competitive pricing and/or marketing pressures, activities and strategies of competitors, changes in the price and/or availability of raw materials for the company’s products, the availability of production and/or suitable facilities, the marketing efforts of the distributors of the company’s products, most of which distribute products that are competitive with the products of the company, the introduction of new products, as well as unilateral decisions that may be made by grocery and/or convenience chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the company’s products that they are carrying at any time and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward looking statements. The Company assures no obligation to update any forward looking statements.

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(tables below)

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (Unaudited)

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	2006	2005

GROSS SALES*	$137,823,694	$72,962,090

LESS: Promotional and other allowances**	18,077,436	12,947,818

NET SALES	119,746,258	60,014,272

COST OF SALES	56,748,386	29,684,954

GROSS PROFIT	62,997,872	30,329,318

OPERATING EXPENSES	28,168,833	15,605,818

OPERATING INCOME	34,829,039	14,723,500

NET NONOPERATING INCOME	701,929	117,518

INCOME BEFORE PROVISION FOR INCOME TAXES	35,530,968	14,841,018

PROVISION FOR INCOME TAX	14,439,690	5,996,305

NET INCOME	$21,091,278	$8,844,713

NET INCOME PER COMMON SHARE:
Basic	$0.93	$0.40
Diluted	$0.84	$0.37

NUMBER OF COMMON SHARES USED IN PER SHARE COMPUTATIONS:
Basic	22,696,057	21,871,418
Diluted	25,154,684	24,121,666

* Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with Generally Accepted Accounting Principles (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Company’s internal reporting requirements.

**Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of the marketing activities of the Company.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2006 AND DECEMBER 31, 2005 (Unaudited)

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	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,537,735	$61,654,284
Short-term investments	67,182,380	11,860,665
Accounts receivable, net	46,302,600	28,751,588
Inventories	29,389,596	31,399,628
Prepaid expenses and other current assets	1,297,936	477,237
Prepaid income taxes		637,794
Deferred income tax asset	4,625,757	5,505,264
Total current assets	179,336,004	140,286,460

PROPERTY AND EQUIPMENT, net	4,558,825	3,742,958

INTANGIBLE AND OTHER ASSETS:
Trademarks, net	19,091,957	19,103,049
Deposits and other assets	864,848	757,215
Total intangible and other assets	19,956,805	19,860,264
	$203,851,634	$163,889,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,602,402	$26,613,663
Accrued liabilities	3,181,708	2,481,703
Accrued compensation	1,417,955	3,346,243
Current portion of long-term debt	789,794	515,221
Income taxes payable	11,099,553
Total current liabilities	48,091,412	32,956,830

LONG-TERM DEBT, less current portion	7,503	10,123

DEFERRED INCOME TAX LIABILITY	5,851,293	5,413,880

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $0.005 par value; 30,000,000 shares authorized; 22,749,970 shares issued and 22,336,448 outstanding in 2006; 22,607,128 shares issued and 22,193,606 utstanding in 2005	113,750	113,036
Additional paid-in capital	23,218,333	19,917,748
Retained earnings	127,383,888	106,292,610
Common stock in treasury, at cost; 413,522 shares in 2006 and 2005	(814,545)	(814,545)
Total stockholders’ equity	149,901,426	125,508,849
	$203,851,634	$163,889,682